Exhibit 11

                             BNP U.S. FUNDING L.L.C.

                  COMPUTATION OF NET INCOME PER COMMON SECURITY

                      (in thousands, except per share data)

                                                             For the Six
                                                             Months Ended
                                                            June 30, 2003
                                                             (unaudited)
                                                            -------------
Net income                                                   $   13,116
Less:  preferred securities dividend requirement                 19,345
                                                             ----------
Net loss applicable to common securities                     $  (6,229)
                                                             ----------

Securities:
Weighted average number of common securities outstanding         53,011
                                                             ----------
Net loss per common security                                 $ (117.50)
                                                             ----------